Exhibit 10.8

Execution Copy

English Translation

Ming Guan

Xiaobo Jia

Shanghai Lashou Information Technology Co., Ltd.

AND

Beijing Lashou Network Technology Co., Ltd.

Exclusive Call Option Agreement

in respect of

Beijing Lashou Network Technology Co., Ltd.

June 22, 2011

Exclusive Call Option Agreement

THIS EXCLUSIVE CALL OPTION AGREEMENT (“this Agreement”) is made and entered into as of June 22, 2011 by and among:

1.               Ming Guan

ID card number: 210102197810186038

2.               Xiaobo Jia

ID card number: 410103196009049010

(Ming Guan and Xiaobo Jia are hereinafter individually referred to as an “Existing Shareholder” and collectively referred to as the “Existing Shareholders”.)

3.               Shanghai Lashou Information Technology Co., Ltd. (the “WFOE”)

Registered address: Room 801, 7# Building, No.328 Jiajian Highway, Malu Town, Jiading District, Shanghai

4.               Beijing Lashou Network Technology Co., Ltd. (the “Company”)

Registered address: No.1-1251, East Cuiliu Street, West Changhong Road, Liangxiang, Fangshan District, Beijing

(In this Agreement, all the parties above are hereinafter individually referred to as a “Party” and collectively as the “Parties”.)

WHEREAS,

(1)                      The Existing Shareholders are the registered shareholders of the Company, and lawfully own all of the equity interests in the Company. Their capital contributions to and shareholding percentages in the Company Registered Capital as of the date hereof are set forth in Annex 1 attached hereto.

(2)                      Subject to applicable PRC Law, the Existing Shareholders intend to transfer to the WFOE and/or any other entity or individual designated by the WFOE all their respective equity interests in the Company, and the WFOE intends to accept such transfer.

(3)                      In order to consummate the aforesaid equity transfer, the Existing Shareholders agree to grant exclusively the WFOE an irrevocable option for equity transfer, subject to which the Existing Shareholders shall, as required by the WFOE and subject to the PRC Law, transfer the Option Equity (as defined below) to the WFOE and/or any other entity or individual designated by the WFOE in accordance with this Agreement.

(4)                      The Company agrees that the Existing Shareholders grant the WFOE the Call Option in accordance with this Agreement.

NOW, THEREFORE, the Parties, after friendly negotiations, hereby agree below:

Article 1 Definitions

1.1                     Unless otherwise required in the context, the following terms herein shall have the following meanings:

“PRC Law”:	means the then effective laws, administrative regulations, administrative rules, local regulations, judicial interpretations and other binding regulatory documents of the People’s Republic of China (only for the purpose of this Agreement, excluding Hong Kong Special Administrative Region, Macao Special Administrative Region or Taiwan).

“Call Option”:	Means the option to purchase the Company’s equity granted by the Existing Shareholders to the WFOE pursuant to the terms and conditions of this Agreement

“Option Equity”:

means (with respect to each Existing Shareholder) all the equity interest owned by it in the Company Registered Capital (as defined below); (with respect to the Existing Shareholders) the 100% equity interest owned by them in the Company Registered Capital.

“Company Registered Capital”:	means the registered capital of RMB ten million as of the date hereof, i.e., RMB10,000,000.

“Transferred Equity”:

means the Company’s equity to which the WFOE or its designated entity or individual is entitled to acquire from any of the Existing Shareholders when exercising its Call Option in accordance with Article 3 hereof, the amount of which may be all or part of the Option Equity and shall be determined by the WFOE at its own discretion in accordance with the then effective PRC Laws and based on its own commercial considerations.

“Exercise”:	means the exercise of its Call Option by the WFOE.

“Transfer Price”:	means all the considerations which the WFOE or its designated entity or individual is obliged to pay to the Existing Shareholders for the Transferred Equity at each Exercise.

“Business Permits”:

means any approvals, permits, filings, registrations, etc. which are necessary for the lawful and effective operation by the Company of its businesses, including, without limitation, the Business License of Legal Person, the Tax Registration Certificate, the Business Permit of Telecommunications and Information Service Business and other relevant permits and licenses as then required by the PRC Laws.

“Company Assets”:

means all tangible and intangible assets which the Company owns or is entitled to dispose of within the term of this Agreement, including but not limited to any immovable and movable properties, intellectual property rights such as trademarks, copyrights, patents, know-how, domain names and software use rights, as well as any investment interest.

“Material Assets”:	means an asset which book value reaches or exceeds RMB two hundred and fifty thousand, i.e. RMB250,000, or an asset having a material impact on the business operations of a Party.

“Material Agreement”:	means any agreement to which the Company is a party and which has a material impact on the business or the assets of the Company.

“Exercise Notice”:	has the meaning as provided in Article 3.5.

“Confidential Information”:	has the meaning as provided in Article 8.1.

“Defaulting Party”:	has the meaning as provided in Article 11.1.

“Default”:	has the meaning as provided in Article 11.1.

“Party’s Rights”:	has the meaning as provided in Article 12.5.

1.2                     The references to any PRC Law herein shall be deemed:

(1)                                  to include the references to the amendments, changes, supplements and reenactments of such Law, irrespective of whether they take effect before or after the date of this Agreement; and

(2)                                  to include the references to other decisions, notices or regulations enacted in accordance therewith or effective as a result thereof.

1.3                     Except as otherwise stated in the context herein, all references to an article, clause, item or paragraph shall refer to the relevant part of this Agreement.

Article 2 Grant of Call Option

2.1                     The Existing Shareholders hereby jointly and severally agree to grant exclusively the WFOE an irrevocable and unconditional Call Option, under which the WFOE shall, to the extent permitted by the PRC Laws, be entitled to demand the Existing Shareholders to transfer the Option Equity to the WFOE or its designated entity or individual pursuant to the terms and conditions hereof. The WFOE also agrees to accept such Call Option.

2.2                     The Company hereby agrees that the Existing Shareholders grant such Call Option to the WFOE according to Article 2.1 above and other provisions herein.

Article 3 Method of Exercise

3.1                     Subject to the terms and conditions of this Agreement and to the extent permitted by the PRC Laws, the WFOE shall have the sole discretion to decide on the specific time, method and times of its Exercise.

3.2                     Subject to the terms and conditions of this Agreement and to the extent permitted by the PRC Laws until then, the WFOE shall have the right to, at any time, by itself or through any other entity or individual designated by the WFOE, acquire the Transferred Equity from the Existing Shareholders

3.3                     At each Exercise, the WFOE shall have the right to decide on the amount of the

Transferred Equity to be transferred by the Existing Shareholders to the WFOE and/or other entity or individual designated by it at such Exercise, and the Existing Shareholders shall transfer such amount of Transferred Equity decided by the WFOE to the WFOE and/or other entity or individual designated by it. The WFOE and/or other entity or individual designated by it shall pay the Transfer Price to the Existing Shareholders in respect of the Transferred Equity acquired at each Exercise.

3.4                     At each Exercise, the WFOE may acquire the Transferred Equity by itself or designate any third party to acquire all or part of the Transferred Equity.

3.5                     Upon its decision of each Exercise, the WFOE shall issue to the Existing Shareholders or the Company a notice on the exercise of the Call Option (the “Exercise Notice”, the form of which is set out in Annex 2 hereto). The Existing Shareholders or the Company shall, upon receipt of the Exercise Notice, and in accordance with the Exercise Notice, promptly transfer all the Transferred Equity in a lump sum to the WFOE and/or other entity or individual designated by the WFOE in such method as provided in Article 3.3.

Article 4 Transfer Price

4.1               At each Exercise by the WFOE, the whole Transfer Price to be paid by the WFOE or its designated entity or individual to the Existing Shareholders shall be RMB one (RMB1.00), but if the lowest price permitted by the PRC Laws until then is higher than RMB one (RMB 1.00), then the Transfer Price shall be the lowest price permitted by the PRC Laws.

Article 5 Representations and Warranties

5.1                     The Existing Shareholders hereby severally and jointly represent and warrant to the WFOE as follows:

5.1.1                        Each Existing Shareholder is a PRC citizen with full capacity, full and independent legal status and legal capacity to execute, deliver and perform this Agreement, and may act independently as a subject of actions.

5.1.2                        The Company is a limited liability company duly registered and validly existing under the PRC Laws, with an independent corporate personality. The Company has full and independent legal status and legal capacity to execute, deliver and perform this Agreement and may act independently as a subject of actions.

5.1.3                        Each Existing Shareholder has the full power and authority to execute, deliver and perform this Agreement and all other documents related to the transaction contemplated hereby which are to be executed by it, and has the full power and authority to complete the transaction set forth herein.

5.1.4                        This Agreement has been duly and lawfully executed and delivered by each Existing Shareholder. This Agreement constitutes the legal and binding obligations, enforceable against each Existing Shareholder in accordance with the terms hereof.

5.1.5                        Each Existing Shareholder is the registered legal owner of the Option Equity as of the date hereof, and the Option Equity is free and clear of any lien, pledge, claim, other encumbrances or third party rights except for the right of pledge created by the Equity Pledge Agreement among the Company, the WFOE and the Existing Shareholders as of the date hereof and the entrusted rights created by the Shareholder Voting Rights Proxy Agreement among the Company, the WFOE and the Existing Shareholders as of the date hereof. In accordance with this Agreement, the WFOE and/or its designated entity or individual shall, upon the Exercise, obtain the good title to the Transferred Equity free and clear of any lien, pledge, claim, other encumbrances or third party rights.

5.1.6                        To the knowledge of the Existing Shareholders, the Company Assets are free and clear of any lien, mortgage, claim, other encumbrances or third party rights. In accordance with this Agreement, the WFOE and/or its designated entity or individual shall, upon the Exercise, obtain the good title to the Company Assets free and clear of any lien, mortgage, claim, other encumbrances and third party rights.

5.1.7                        The execution, delivery and performance of this Agreement and the consummation of the transaction hereunder by the Existing Shareholders will not violate the stipulations of the PRC Laws and any agreement, contract or other arrangement entered into with any third party and binding on them.

5.2                     The Company hereby represents and warrants to the WFOE as follows:

5.2.1                        The Company is a limited liability company duly registered and validly existing under the PRC Laws, with an independent corporate personality. The Company has full and independent legal status and legal capacity to execute, deliver and perform this Agreement and may act independently as a subject of actions.

5.2.2                        The Company has full internal power and authority to execute, deliver and perform this Agreement and all other documents relevant to the transaction set forth herein and to be executed by it, and has the full power and authority to complete the transaction contemplated herein.

5.2.3                        This Agreement has been duly and lawfully executed and delivered by the Company. This Agreement constitutes the legal and binding obligations of the Company.

5.2.4                        The Company Assets are free and clear of any lien, mortgage, claim, other encumbrances or third party rights. In accordance with this Agreement, the WFOE and/or its designated entity or individual shall, upon the Exercise, obtain the good title to the Company Assets free and clear of any lien, mortgage, claim, other encumbrances and third party rights.

5.2.5                        The execution, delivery and performance of this Agreement and the consummation of the transaction hereunder by the Company will not violate the stipulations of the PRC Laws and any agreement, contract or other arrangement entered into with any third party and binding on them.

5.3                     The WFOE represents and warrants as follows:

5.3.1                        The WFOE is a wholly foreign-owned company duly registered and validly existing under the PRC Laws, with an independent corporate personality. The WFOE has full and independent legal status and legal capacity to execute, deliver and perform this Agreement and may act independently as a subject of actions.

5.3.2                        The WFOE has full internal power and authority to execute, deliver and perform this Agreement and all other documents relevant to the transaction set forth herein and to be executed by it, and has the full power and authority to complete the transaction contemplated herein.

5.3.3                        This Agreement has been duly and lawfully executed and delivered by the WFOE. This Agreement constitutes the legal and binding obligations of the WFOE.

Article 6 Undertakings by the Existing Shareholders

The Existing Shareholders hereby severally and jointly undertake to the WFOE as follows:

6.1                     Within the term of this Agreement, without the prior written consent by the WFOE:

6.1.1                        no Existing Shareholder may transfer or otherwise dispose of, or create any encumbrance or other third party rights on, any Option Equity;

6.1.2                        it may not increase or decrease the registered capital of the Company or cause or permit the Company’s division or merger with any other entity;

6.1.3                        it may not, or cause the management of the Company to, dispose of any of the Material Assets (except for those occurring in the ordinary course of business) or create any encumbrance or other third-party rights on the Material Assets;

6.1.4                        it may not, or cause the management of the Company to, terminate any Material Agreements entered into by the Company or enter into any other agreements in conflict with the existing Material Agreements;

6.1.5                        it may not appoint or dismiss any director, supervisor or any other management members of the Company who should be appointed or dismissed by the Existing Shareholders;

6.1.6                        it may not cause or agree the Company to declare or distribute any distributable profit, bonus or dividend;

6.1.7                        it shall ensure the valid existence of the Company and prevent it from being terminated, liquidated or dissolved;

6.1.8                        it may not amend the Articles of Association of the Company;

6.1.9                        it shall ensure that the Company shall not lend or borrow any loan, or provide guarantee or other forms of security arrangements, or undertake any material obligations other than in the ordinary course of business; and

6.1.10                  it may not cause the Company or its management to consent to any outside investment by the Company.

6.2                     Each Existing Shareholder shall use his best efforts within the term of this Agreement to develop the business of the Company, and ensure its operations are in compliance with laws and regulations, and he will not be engaged in any actions or inactions which may harm the assets or the goodwill of the Company (including its subsidiary) or affect the validity of its Business Permits.

6.3                     Within the valid term of this Agreement, it shall timely notify the WFOE of any circumstance that may have a material adverse effect on the existence, business operations, financial conditions, assets or goodwill of the Company (including its subsidiary) and timely take all the measures approved by the WFOE to remove any such adverse circumstance or take effective remedial measures.

6.4                     Once the WFOE gives the Exercise Notice:

6.4.1                        it shall immediately propose to convene a shareholders’ meeting, approve the shareholder resolution and take all other necessary actions, to consent to the transfer by any Existing Shareholder of all the Transferred Equity to the WFOE and/or its designated entity or individual at the Transfer Price and waive and cause the other shareholders of the Company to waive any preemptive right owned by it (if any);

6.4.2                        it shall immediately enter into the equity transfer agreement with the WFOE and/or its designated entity or individual, transfer all the Transferred Equity to the WFOE and/or its designated entity or individual at the Transfer Price and according to the WFOE’s requirements, law and regulations, provide the WFOE with the necessary support (including providing and signing all related legal documents, performing all government approval and registration procedures and bearing all related obligations) so that the WFOE and/or its designated entity or individual acquires all the Transferred Equity, and such Transferred Equity is free and clear of any legal defect, encumbrance, third party limitation or other limitation on the equity.

6.5                     If the total Transfer Price received by any Existing Shareholder in respect of the Transferred Equity held by it is higher than RMB 1 (RMB1.00) or any Existing Shareholder receives any form of profit distribution, dividend or bonus from the Company, such Existing Shareholder agrees to waive the excess proceeds as well as any profit distribution, dividend or bonus (after deduction of relevant taxes), subject to the PRC Laws, and the WFOE has the right to receive such proceeds. Otherwise, the Existing Shareholder shall indemnify the losses thus suffered by the WFOE and/or its designated entity or individual.

Article 7 Undertakings by the Company

7.1                     The Company hereby undertakes as follows:

7.1.1                        If the consent, permit, waiver or authorization of any third party or the approval, permit, exemption or any registration or filing (if legally required) with any government authority is necessary for the execution and performance of this Agreement and the grant of the Call Option herein, the Company will use its best efforts to assist in the fulfillment of the above conditions.

7.1.2                        Without the prior written consent of the WFOE, the Company shall not assist or permit the Existing Shareholders to transfer, or otherwise dispose of, or create any encumbrances or other third party rights on, any Option Equity.

7.1.3                        Without the prior written consent of the WFOE, the Company will not transfer or otherwise dispose of any Material Assets (other than occurrence in the ordinary course of business) or create any encumbrances or other third party rights on any Company Assets.

7.1.4                        The Company shall not conduct or permit any act or action which may adversely affect the interest of the WFOE under this Agreement, including, but not limited to, any act and action restricted by Article 6.1.

Article 8 Confidentiality

8.1                     Whether this Agreement is terminated or not, the Parties shall keep in strict confidence the trade secrets, proprietary information, customer information and all other information of a confidential nature (collectively, the “Confidential Information”) about the other Parties known during the execution and performance of this Agreement. The Party receiving the Confidential Information shall not disclose any Confidential Information to any other third party, except with the prior written consent of the Party disclosing the Confidential Information or unless such disclosure is required in accordance with relevant laws and regulations or the requirements of the place where the affiliate of a Party is a public company. The Party receiving the Confidential Information shall not use or indirectly use any Confidential Information, other than for the purpose of performing this Agreement.

8.2                     The following information is not part of the Confidential Information:

(a)          any information previously known by the receiving Party by lawful means, as can be shown by written evidence;

(b)         any information entering the public domain not due to fault of the receiving Party; or

(c)          any information lawfully received by the receiving Party from other source after receiving the information.

8.3                     The receiving Party may disclose the Confidential Information to its related employees, agents or engaged professionals, provided that the receiving Party shall ensure that the above persons comply with the relevant terms and conditions hereof and bear any liability arising from their breach of the relevant terms and conditions hereof.

8.4                     Notwithstanding any other provisions herein, the validity of this Article shall survive the termination of this Agreement.

Article 9 Term of Agreement

This Agreement shall take effect upon due execution by the Parties. This Agreement shall be terminated after all the Option Equity is lawfully transferred to the WFOE and/or any other entity or individual designated by it pursuant to the provisions hereof.

Article 10 Notices

10.1               Any notice, request, demand and other correspondence required by or made pursuant to this Agreement shall be delivered to the relevant Party in writing.

10.2               The above notice or other correspondence shall be deemed to have been given upon delivery when it is transmitted by facsimile; or upon handover to the receiver when it is delivered in person; or five (5) days after posting when it is delivered by mail.

Article 11 Defaulting Liabilities

11.1 The Parties agree and acknowledge that, if any Party (hereinafter the “Defaulting Party”) commits material breach of any provision hereof, or materially fails to perform or delays the performance of any obligation hereunder, such breach, failure or delay shall constitute a default under this Agreement (hereinafter a “Default”), then the non-defaulting Party (hereinafter the “Non-defaulting Party”) shall be entitled to demand the Defaulting Party to remedy such Default or take remedial measures within a reasonable period. If the Defaulting Party fails to remedy such Default or take remedial measures within such reasonable period or within ten (10) days following the written notice given by the Non-defaulting Party requiring such Default to be remedied, then the Non-defaulting Party have the right to, at its own discretion, take the following measure:

11.1.1	If the Existing Shareholder or the Company is the Defaulting Party, the WFOE has the right to terminate this Agreement and require the Defaulting Party to indemnify all the damages;

11.1.2

If the WFOE is the Defaulting Party, the Non-defaulting Party has the right to require the Defaulting Party to indemnify all the damages, except as otherwise provided by law, it has no right to terminate or cancel this Agreement in any event.

11.2               Notwithstanding any other provisions herein, the validity of this Article shall survive the termination of this Agreement.

Article 12 Miscellaneous

12.1               This Agreement is made in Chinese in four (4) counterparts, with each Party hereto holding one.

12.2               The execution, effectiveness, performance, amendment, interpretation and termination of this Agreement shall be governed by the PRC Laws.

12.3               Any dispute arising hereunder and in connection herewith shall be settled through consultations among the Parties, and if no agreement regarding such dispute can be reached by the Parties within thirty (30) days upon its occurrence, such dispute shall be submitted to the China International Economic and Trade Arbitration Commission (CIETAC) for arbitration in Beijing in accordance with its effective arbitration rules at the time of submission, and the arbitral award shall be final and binding on the Parties.

12.4               Any rights, powers and remedies granted to any Party by any provision herein shall not preclude any other rights, powers and remedies available to such Party in accordance with laws and other provisions hereunder, and the exercise of its rights, powers and remedies by a Party shall not preclude its exercise of any other rights, powers and remedies available to it.

12.5               No failure or delay by a Party to exercise any of its rights, powers and remedies hereunder or in accordance with law (hereinafter the “Party’s Rights”) shall be construed as a waiver of the Party’s Rights, nor will the waiver of any single or partial exercise of the Party’s Rights preclude its exercise of the Party’s Rights in any other way and other Party’s Rights.

12.6              The headings of the articles herein are for reference only, and in no event shall such headings be used in or affect the interpretation of the provisions hereof.

12.7               Each provision contained herein shall be severable and separable from other provisions. If at any time one or several provisions herein are held invalid, illegal or unenforceable, the validity, legality or enforceability of other provisions herein shall not be affected thereby.

12.8               Upon execution, this Agreement shall supersede any other legal document reached by the Parties with respect to the subject matter hereof. Any amendments or supplements to this Agreement shall be in writing and shall become effective upon due execution by the Parties hereto.

12.9               Without the prior written consent by the WFOE, any Existing Shareholder or the Company shall not assign any of its rights and/or obligations hereunder to any third party. The Existing Shareholders and the Company hereby agree that the WFOE is entitled to assign any of its rights and/or obligations hereunder to any third party upon notice to the Existing Shareholders and the Company.

12.10         This Agreement shall be binding on the legal assigns or successors of the Parties.

12.11         Each Existing Shareholder shall bear the joint liability for the obligations of another Existing Shareholder hereunder.

[THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

(SIGNATURE PAGE)

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date first above written.

Ming Guan
By:	/s/ Ming Guan

Xiaobo Jia
By:	/s/ Xiaobo Jia

Shanghai Lashou Information Technology Co., Ltd.
(Seal)

By:	/s/ (Company seal of Shanghai Lashou Information Technology Co., Ltd. is affixed)
Name: Wu Bo
Title: Legal Representative

Beijing Lashou Network Technology Co., Ltd.
(Seal)

By:	/s/ (Company seal of Beijing Lashou Network Technology Co., Ltd. is affixed)
Name: Ming Guan
Title: Legal Representative

Beijing Lashou Network Technology Co., Ltd.
Exclusive Call Option Agreement – Signature Page

Annex 1:

Company’s General Information

Company name:	Beijing Lashou Network Technology Co., Ltd.

Registered address:	No.1-1251, East Cuiliu Street, West Changhong Road, Liangxiang, Fangshan District, Beijing

Registered capital:	RMB 10million

Legal representative:	Ming Guan

Shareholding structure:

Company’s shareholding structure on the execution date of this Agreement:

Shareholder’s name	Capital contribution in registered capital	Percentage of capital contribution	Method of capital contribution
Ming Guan	RMB9,500,000	95%	Currency
Xiaobo Jia	RMB500,000	5%	Currency
Total	RMB10,000,000	100%	/

Annex 2:

Form of the Exercise Notice

To: Ming Guan

Reference is made to the Exclusive Call Option Agreement dated as of June 22, 2011 (hereinafter the “Option Agreement”) signed by our company with you, Xiaobo Jia, Beijing Lashou Network Technology Co., Ltd. (the “Company”), pursuant to which you shall, upon request by our company and pursuant to the PRC laws and regulations, transfer the equity interest owned by you in the Company to our company or any third party designated by our company.

Therefore, our company hereby issues this Notice to you as follows:

Our company hereby requests the exercise of the Call Option under the Option Agreement and that the equity interest you own corresponding to            % of the equity of the Company (hereinafter the “Proposed Transferred Equity”) be transferred to our company/[•] [name of company/individual] designated by our company. You are required to promptly transfer all the Proposed Transferred Equity to our company/[name of designated company/individual] upon receipt of this Notice in accordance with the agreed terms in the Option Agreement.

Best regards,

Shanghai Lashou Information Technology Co., Ltd.

(Seal)

Authorized representative:
Date:

Form of the Exercise Notice

To: Xiaobo Jia

Reference is made to the Exclusive Call Option Agreement dated as of June 22, 2011 (hereinafter the “Option Agreement”) signed by our company with you, Ming Guan, Beijing Lashou Network Technology Co., Ltd. (the “Company”), pursuant to which you shall, upon request by our company and pursuant to the PRC laws and regulations, transfer the equity interest owned by you in the Company to our company or any third party designated by our company.

Therefore, our company hereby issues this Notice to you as follows:

Our company hereby requests the exercise of the Call Option under the Option Agreement and that the equity interest you own corresponding to            % of the equity of the Company (hereinafter the “Proposed Transferred Equity”) be transferred to our company/[•] [name of company/individual] designated by our company. You are required to promptly transfer all the Proposed Transferred Equity to our company/[name of designated company/individual] upon receipt of this Notice in accordance with the agreed terms in the Option Agreement.

Best regards,

Shanghai Lashou Information Technology Co., Ltd.

(Seal)

Authorized representative:

Date: